EXHIBIT 10.27


                                    AGREEMENT

         AGREEMENT (this "Agreement") dated April 4, 2000 by and among IFS International Holdings, Inc. ("IFS") a Delaware Corporation with principal executive office at 300 Jordan Road, Troy, New York 12180; FRANK PASCUITO ("Pascuito") an individual whose address is 1 Feather Foil Road, Ballston Spa, New York 12020; and Go2Pay.Com, Inc. ("Go2Pay") a Delaware corporation with principal executive office located at 300 Jordan Road, Troy, New York 12180.

                                                      RECITALS

          A. Pascuito is currently employed by IFS and has devoted his full time and efforts since January 1, 2000 and a substantial portion of his time and efforts prior to January 1,2000 to the creation of an electronic payment transactions facility to process transactions for customers in a service bureau environment (the "Processing Business").

          B. Pascuito has, with consent of IFS, caused Go2Pay to be formed as a Delaware Corporation, for the purpose of serving as the corporate vehicle to conduct the Processing Business. No shares of the common capital stock of Go2Pay have been issued, and Go2Pay has no assets or liabilities as of the date of this Agreement.

          C. Due to financial and operational constraints, IFS believes that Go2pay may offer IFS the opportunity of sharing in the benefits of a domestic processing center without having to divert substantial amounts of capital and resources to its establishment and operation. In addition, Pascuito's' unique position with the local Capitol area financial community offers an excellent opportunity to raise significant capital for the processing venture. IFS will share in the success of any such venture based on its minority ownership position in Go2pay, and its ongoing relationship with Go2pay as an IFS customer. Thus the parties mutually agree that majority ownership in Go2Pay shall be held by Pascuito, with IFS to retain a minority interest, that IFS shall continue to fund Go2Pay's development of its Processing Business, and that Go2Pay shall repay certain funds advanced both before and after the date of this Agreement.

          D. The parties further desire that Pascuito shall terminate his existing employment agreement with IFS (the "Employment Agreement"), and shall receive comparable pay from Go2Pay for a specific time period (such compensation to be funded by advances from IFS to Go2Pay) all as more particularly set forth herein.

         NOW THEREFORE, in consideration of mutual covenants and promises contained herein, and for valuable consideration, the receipt and sufficiency which are hereby mutually acknowledged, the parties to this Agreement (each individually a "party" and collectively the "parties") agree as follows:

          1. Creation of Independent Processing Center. As stated in the recitals, Pascuito has spent a substantial amount of time in efforts to create and develop the Processing Business. Thus the parties have agreed that Pascuito may pursue this line of business via creation of the Go2Pay corporate entity, with IFS to retain a share in the ownership of Go2Pay, and with Pascuito to retain the controlling share interest. IFS has agreed to provide Go2Pay and Pascuito with certain assistance in the continued development of the Processing Business, and has further agreed to relieve Pascuito of his other corporate responsibilities, so as to allow Pascuito to concentrate on development of the Processing Business.

          2. Issuance of Stock. Upon signing of this Agreement, Go2Pay shall issue five million six hundred thousand (5.6 million) shares of its Common capital stock to Pascuito and shall issue two million, four hundred thousand (2.4 million) shares of its Common capital stock to IFS, such that Pascuito and IFS own the issued and outstanding shares of Go2Pay in a ratio of seventy percent (70%) Pascuito - thirty percent (30%) IFS immediately after the closing. All of the shares shall be issued as fully paid and nonassessable shares. The parties acknowledge that Go2Pay may be required to issue additional equity shares, options to purchase equity shares and/or securities convertible into its equity shares in connection with raising funds to further develop the Processing Business. Pascuito and Go2Pay are free to do so, so long as (i) such shares are issued for full and fair consideration in money or money's worth, and (ii) Pascuito on the one hand, and IFS on the other, continue to hold Go2Pay's equity shares between them in the ratio of 70%-Pascuito and 30%-IFS.

     The consideration for the issuance of the thirty percent (30%) share ownership to IFS shall be the licensing of certain IFS software as described in Section 3 hereof.

     The consideration for the shares to be issued to Pascuito shall include his agreement to terminate his existing Employment Agreement with IFS, his services rendered in connection with the creation of the Processing Business, and the other covenants made by Pascuito pursuant to this Agreement.

          3. Software Licensing. IFS shall grant Go2Pay a non-exclusive seventy-five (75) year license to certain selected modules of IFS proprietary TPII software (the "Software") for the purposes of processing electronic payment transactions in connection with Go2Pay's Processing Business. Neither Go2Pay nor Pascuito may resell, sublicense or otherwise transfer the Software to its customers or to other third parties. The specific terms and conditions of the licensing of Software are to be set forth in a separate software licensing agreement to be entered into between IFS as licensor and Go2Pay as licensee, in substantially the form of Exhibit "A" attached to this Agreement.

          4. Director Representation. So long as IFS owns at least fifty per cent (50%) of the original Go2pay shares granted under this agreement, IFS shall be entitled to have at least one representative nominated and elected as a director on the Go2Pay board of directors.

         5.       Use of Facilities; Rentals.
                  --------------------------

               A. IFS agrees to allow Go2Pay to use portions of its headquarters facilities at 300 Jordan Road, Troy, New York in connection with the development, marketing and operation of the Processing Business. The parties will identify the space to be occupied by Go2Pay, together with Go2Pay's allocable portion of the common areas, such as reception area, conference rooms, rest rooms, driveways, parking facilities, and the like, such area to be identified on Exhibit "B" attached hereto and made a part hereof. The parties may hereafter enlarge, reduce or otherwise modify the space to be occupied by Go2Pay, and shall thereupon revise or replace Exhibit "B" with a new document, to be signed or initialed by representatives of IFS and Go2Pay, stating the new square footage allocable to Go2Pay, and the effective date of the change.

               B. As rental for the facilities provided by IFS, Go2Pay shall pay its proportionate share of all costs of owning and operating the Jordan Road facility, including mortgage (debt service) payments, real estate taxes (including property taxes, school taxes, water, sewer and similar charges), insurance on the structures (both casualty and liability), electric and other utilities, maintenance, upkeep and janitorial, together with the fully loaded cost of the receptionist. Go2Pay's "proportionate share" shall be a fraction, the numerator of which is the square footage set forth on Exhibit "B", and the denominator of which is the total square footage of usable space in the building. Any "build-outs, sinage or renovations" of the IFS building done to accommodate Go2pay needs are subject to the approval of IFS International. Rental costs shall be accumulated but not payable until the earlier of (i) eleven (11) months have elapsed since the date of this Agreement, or (ii) Go2Pay shall have raised significant external financing, as more particularly set forth in paragraph 7C hereof. At such time, Go2Pay shall pay IFS for all back rents accumulated. Thereafter, Go2Pay shall pay IFS a rental of fifteen dollars per square foot per month ($15.00/sq ft/month) for the remainder of the current calendar year, and IFS shall provide Go2Pay with an accounting or reconciliation of estimated payments vs. actual costs incurred for the period between that rentals become payable and year-end, within 90 days after year-end. If actual costs exceed the estimated rentals paid, then Go2Pay shall pay IFS the difference within ten (10) days after the receipt of the accounting. If estimated payments exceed actual costs, then IFS shall issue Go2Pay a credit for such amount against future rentals. Once the accounting is given, future estimated rentals shall be based upon costs shown in the accounting, and annual reconciliation shall be given thereafter.

               C. IFS shall be obligated to provide Go2Pay with space in its facility until at least January 1, 2005. Thereafter, the rental of space shall be on an at will basis, with either IFS of Go2Pay having the right or option to discontinue the rental arrangement upon sixty
          (60) day's notice in writing to the other. Nothing set forth in subsection 5(B) concerning annual reconciliation shall be construed as constituting an agreement on the part of IFS to provide use of its facilities for a longer period than set forth in this subparagraph 5(C).

          6. In-Kind Services. IFS agrees to provide Go2Pay with access to and the use of IFS employees for the purpose of providing Go2Pay with certain services commonly provided by IFS to its customers, such as functional specification, installation, training, certification, software creation, hardware configuration, software support, transaction processing and other operational support. IFS shall provide such services to Go2Pay upon request, provided however, that IFS shall only be responsible to provide Go2Pay with such services to extent that IFS has capacity available, and nothing herein shall be deemed to require IFS to provide availability of any specific personnel, where to do so would impair IFS' ability to honor its contractual commitments to other customers. IFS shall charge Go2Pay for such services based upon seventy percent of IFS' standard list prices. IFS will invoice Go2Pay for such services on a monthly or other periodic basis as appropriate, but Go2Pay shall not be obligated to begin repaying IFS for such services until the earlier of (i) eleven (11) months from the date of this Agreement, or (ii) such date as Go2Pay receives funding from one or more private placements, venture capital placements, initial public offerings or other funding sources.

         7.       Advancement and Repayment of Certain Expenses.
                  ---------------------------------------------

               A. Prior Expenses. The parties mutually acknowledge that it is not possible to accurately identify each item of expense incurred by IFS in creating the Processing Business before the date of this Agreement. However, the parties mutually agree that their best estimate for costs incurred by IFS in creating Processing Business prior to the date of this Agreement is One hundred and fifty thousand dollars ($150,000). Such amount, together with all advances made in the future under paragraph 9C, shall be reimbursed by Go2Pay to IFS in accordance with the procedures set forth for repayment of future advances, as set forth in paragraph 7D.

               B. Future Advances for Expenses. IFS agrees to advance funds to Go2Pay to cover expenses incurred in the continuing development of the Processing Business. Such expenses shall include:

                    (i) travel and other out-of-pocket expenses incurred by Pascuito amounts not to exceed $2,500 per month, subject however to approval of IFS executive officer as to any single item costing in excess of $500; and

                    (ii) such other  expenses  as IFS may agree to pay from time to time, for the account of Go2Pay in connection with the continued development of the Processing Business or otherwise.

               IFS agrees to provide a monthly or other periodic accounting to Go2Pay for all amounts advanced for the account of Go2Pay. Go2Pay shall repay such amounts in accordance with the payment procedures set forth in subparagraph (C) below.

               C. Commencement of Repayment Obligation. Go2Pay shall begin to repay amounts advanced by IFS at the earlier of (i) eleven (11) months from the date of this Agreement, or (ii) such date as Go2Pay receives funding from one or more private placements, venture capital placements, initial public offerings or other funding sources. If repayment does not commence within 11 months of this agreement, interest will accrue at the rate of ten percent per annum on the accrued amount owed IFS plus any additional Go2pay obligations to IFS.

               D. Repayment Procedures. The following procedures shall apply once Go2Pay's repayment obligations are triggered under subparagraph
          (C) above:

                    i. The parties mutually anticipate that funds for the repayment of expenses advanced pursuant to this paragraph 5 shall come from capital funds raised by Go2Pay. Accordingly, Go2Pay agrees that thirty percent (30%) of each capital infusion raised by Go2Pay from any source other than operating revenues (regardless of whether such capital infusion is in the form of an equity investment, loan, convertible or hybrid security or otherwise) shall be utilized to repay IFS for amounts advanced pursuant to this Agreement. Such amounts shall be paid to IFS within ten (10) days after Go2Pay=s receipt of such funds. All payments made by Go2Pay to IFS shall allocated first to the oldest category of expenses, thereafter to the next oldest and so forth.

                    ii. If the entire  amount of  expenses  advanced  under this
               Agreement is not repaid within eleven (11) months after the date of this Agreement, then Go2Pay agrees to pay thirty percent (30%) of its gross profits from operating revenues to the repayment of such advances. Such payments shall be made on a quarterly basis, with Go2Pay to provide copies of income statements setting forth the amount of revenue and gross profits. The term "gross profits" shall mean revenues less direct costs as such term is commonly understood, and shall be computed in accordance with generally accepted accounting principles, except that revenues shall be determined on a cash basis, rather than on the accrual basis.

                    iii. Notwithstanding any of the foregoing, if the total amount of all advances is not repaid on or before eleven (11) months after the date of this Agreement, IFS may, at its sole option, accelerate payment of the remaining balance by written notice to Go2Pay, in which case Go2Pay shall pay the remaining balance within ten (10) days after the notice is sent.

          8. Modification of Employment Agreement.

               A. In  consideration  of the other  provisions  contained in this
          Agreement, IFS and Pascuito hereby mutually agree to terminate the existing Pascuito Employment Agreement, effective as of the date of signing of this Agreement. IFS agrees to release Pascuito from his obligations to provide executive services for the benefit of IFS, but IFS nevertheless agrees to continue to compensate Pascuito in accordance with his current employment agreement for a period from the date of this Agreement until the earlier of (i) eleven (11) months from the date of this Agreement, or (ii) such time as Go2Pay raises at least $1 million, in the manner set forth in subparagraph 7C above.

               B. IFS does hereby further acknowledge that it has no claims against Pascuito with respect to any alleged breach or nonperformance of the Employment Agreement prior to the date hereof, and Pascuito hereby acknowledges that he has no claims against IFS, or any of its subsidiaries or affiliates with respect to any breach or nonperformance of its or their obligations under the Employment Agreement prior to the date hereof.


          9. Maintenance of Software & Other Services.

               A. Initial Maintenance Period. IFS agrees to maintain the Software licensed to Go2pay on the terms and conditions set forth in the standard IFS software maintenance agreement, a copy of which is attached to this Agreement as Exhibit "C" (the "Maintenance Agreement").

               B. Subsequent Maintenance Services. Thereafter, IFS shall continue to maintain the Software in accordance with the terms set forth in Exhibit "C", but Go2Pay shall pay for such maintenance services at the rate of fifteen percent (15%) of the amount then being charged by IFS for license fees for software packages substantially equivalent to those licensed to Go2Pay. The annual fifteen percent (15%) maintenance fee shall be due and payable at in advance, as provided in the standard maintenance agreement.

               C. Other Services. All other services provided by IFS to Go2Pay with respect to the licensed Software (such as, but without limitation, custom programming services) will be based upon seventy percent of IFS' standard list prices, unless otherwise negotiated between IFS and Go2Pay.

          10. Referral Fees. If IFS refers any processing business to Go2Pay, IFS shall receive a fee equal to two percent (2%) of all net revenues (Net revenues defined as Gross revenues minus the cost of goods sold, i.e., processing fees paid to 3rd parties, commissions, and other direct costs of the sale) realized by Go2Pay from such customer and its affiliates. Likewise, if Go2Pay refers any business to IFS, Go2Pay shall receive a fee equal to two percent (2%) of all license fees realized by IFS from such customer and its affiliates. Both IFS and Go2Pay agree to make such referrals by means of written communication, and the receiving party agrees to confirm the referral (and its obligation to pay the 2% fee) in writing upon request.

          11. No Authority. Pascuito acknowledges and agrees that, after the date of this Agreement, and regardless of the fact that he may continue to receive his salary for a period of time hereafter, he is no longer authorized to sign on behalf of IFS or its subsidiaries or other affiliates, may not make commitments on their behalf, and will not hold himself out as an officer or employee of IFS. Pascuito further agrees that he will not allow any other Go2Pay employees or representatives to incur any obligation or liability on behalf of IFS, its subsidiaries and affiliates. Pascuito agrees to indemnify and hold IFS and its subsidiaries and affiliates harmless from any and all liabilities and costs they may incur as a result of any breach of this provision.

          12. Releases.

               A. By IFS. IFS, on its own behalf and on behalf of its subsidiaries and corporate affiliates does hereby REMISE, RELEASE AND FOREVER DISCHARGE Pascuito, and his heirs, successors and assigns from any and all obligations and claims whatsoever, arising at any time prior to the signing of this Agreement except for obligations arising under (i) this Agreement, (ii) the Software License Agreement, or
          (iii) the Maintenance Agreement.

               B. By Pascuito. Pascuito, for himself, and his heirs, successors and assigns, does hereby REMISE, RELEASE AND FOREVER DISCHARGE IFS, its subsidiaries and affiliates, and their respective officers and directors, from any and all obligations and claims arising prior to the date of this Agreement, excepting only obligations arising under
          (i) this Agreement, (ii) the Software License Agreement, (iii) the Maintenance Agreement and (iv) obligations relating to Pascuito's continuing stock ownership in IFS and continuing ownership of certain stock options, all as set forth in paragraph 13 below.

          13. Stock Ownership; Stock Options.

               A. Stock Ownership. Pascuito shall continue to own, without change or modification, all of the standing shares of common capital stock in IFS that he now owns. Nothing contained in this Agreement shall be deemed as negating or limiting any rights Pascuito may have as a stockholder of IFS, which arise after the date of this Agreement. Pascuito confirms and acknowledges that he has no existing claims against IFS or its officers and directors in his capacity as a stockholder, and that the release provisions of subparagraph 9(B) above are intended to release all potential claims arising before the date of this Agreement.

               B. Stock Options. Pascuito owns options covering a significant number of shares of IFS common stock and shall continue to hold such options after the date of this Agreement. The terms and conditions upon which such options are granted shall not be changed by the making of this Agreement. Pascuito shall not be deemed to have suffered termination of his employment with IFS, solely for the purposes of determining vesting under the existing IFS stock option plans.

          14. Notices. Unless otherwise specifically provided in this Agreement, all notices, demands, requests, consents, approvals or other communications (collectively and severally called "notices") required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing, and shall be given by: (i) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of notice shall be deemed delivered upon confirmed transmission or confirmation of receipt), or (ii) by mailing in the United States mail by registered or certified mail, return receipt requested, postage prepaid (which forms of notice shall be deemed to have been given upon the fifth {5th} business day following the date mailed. Notices shall be addressed at the addresses first set forth above, or to such other address as the party shall have specified in a writing delivered to the other parties in accordance with this paragraph. Any notice given to the estate of a party shall be sufficient if addressed to the party as provided in this section.

          15. Interpretation and Miscellaneous.


               A. Representations and Warranties of Parties. Each of the parties to this Agreement hereby represents and warrants to each of the other parties to this Agreement, each of which is deemed to be a separate representation and warranty, as follows:

                    i. Organization, Power and Authority. Such party has all requisite corporate or other power and authority to enter into this Agreement.

                    ii. Authorization and Validity of Agreement.  This Agreement
               has been duly executed and delivered by such party and, assuming due authorization, execution and delivery by all of the other parties hereto, is valid and binding upon such party in accordance with its terms, except as limited by: (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor rights generally; and
               (2) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                    iii. No Breach or Conflict. Neither the execution or delivery of this Agreement, nor the performance by such party of the transactions contemplated herein: (i) if such party is an entity, will breach or conflict with any of the provisions of such party's governing organizational documents; or (ii) to the best of such party's knowledge and belief, will such actions violate or constitute an event of default under any agreement or other instrument to which such party is a party.

               B. Preparation of Agreement; Costs and Expenses. Each party acknowledges that: (i) he or it had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other party hereto; (ii) the terms of the transactions contemplated by this Agreement are fair and reasonable to such party; and (iii) such party has voluntarily entered into the transactions contemplated by this Agreement without duress or coercion. Each party further acknowledges that such party was not represented by the legal counsel of any other party hereto in connection with the transactions contemplated by this Agreement, nor was he or it under any belief or understanding that such legal counsel was representing his or its interests. Except as expressly set forth in this Agreement, each party shall pay all legal and other costs and expenses incurred or to be incurred by such party in negotiating and preparing this Agreement; in performing due diligence or retaining professional advisors; in performing any transactions contemplated by this Agreement; or in complying with such party's covenants, agreements and conditions contained herein. Each party agrees that no conflict, omission or ambiguity in this Agreement, or the interpretation thereof, shall be presumed, implied or otherwise construed against any other party to this Agreement on the basis that such party was responsible for drafting this Agreement.

               C. Cooperation. Each party agrees, without further consideration, to cooperate and diligently perform any further acts, deeds and things, and to execute and deliver any documents that may be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense.

               D. Survival. All representations and warranties made by any party in connection with any transaction contemplated by this Agreement shall survive the execution and delivery of this Agreement, and the performance or consummation of any transaction described in this Agreement.

               E. Entire Agreement/No Collateral Representations. Each party expressly acknowledges and agrees that this Agreement, and the agreements and documents referenced herein: (1) are the final, complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof; (2) supersede any prior or contemporaneous agreements, memorandums, proposals, commitments, guaranties, assurances, communications, discussions, promises, representations, understandings, conduct, acts, courses of dealing, warranties, interpretations or terms of any kind, whether oral or written (collectively and severally, the "prior agreements"), and that any such prior agreements are of no force or effect except as expressly set forth herein; and (3) may not be varied, supplemented or contradicted by evidence of prior agreements, or by evidence of subsequent oral agreements. No prior drafts of this Agreement, and no words or phrases from any prior drafts, shall be admissible into evidence in any action or suit involving this Agreement.

               F. Amendment; Waiver; Forbearance. Except as expressly provided herein, neither this Agreement nor any of its terms, provisions, obligations or rights may be amended, modified, supplemented, augmented, rescinded, discharged or terminated (other than by performance), except by a written instrument or instruments signed by all of the parties to this Agreement. No waiver of any breach of any term, provision or agreement, or of the performance of any act or obligation under this Agreement, or of any extension of time for performance of any such act or obligation, or of any right granted under this Agreement, shall be effective and binding unless such waiver shall be in a written instrument or instruments signed by each party claimed to have given or consented to such waiver. Except to the extent that the party or parties claimed to have given or consented to a waiver may have otherwise agreed in writing, no such waiver shall be deemed a waiver or relinquishment of any other term, provision, agreement, act, obligation or right granted under this Agreement, or of any preceding or subsequent breach thereof. No forbearance by a party in seeking a remedy for any noncompliance or breach by another party hereto shall be deemed to be a waiver by such forbearing party of its rights and remedies with respect to such noncompliance or breach, unless such waiver shall be in a written instrument or instruments signed by the forbearing party.

               G. Remedies Cumulative. The remedies of each party under this Agreement are cumulative and, except as otherwise herein provided, shall not exclude any other remedies to which such party may be lawfully entitled.

               H. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws, then, and in that event: (1) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable; and (2) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby, and shall continue in full force and effect to the fullest legal extent.

               I. Parties in Interest; No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective successors and assigns, if any, or as may be permitted hereunder; nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any party to this Agreement; nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

               J. No Reliance Upon Prior Representation. Each party acknowledges that: (1) no other party has made any oral representation or promise which would induce them prior to executing this Agreement to change their position to their detriment, to partially perform, or to part with value in reliance upon such representation or promise; and (2) such party has not so changed its position, performed or parted with value prior to the time of the execution of this Agreement, or such party has taken such action at its own risk.

               K.  Headings;   References;   Incorporation;   Gender;  Statutory
          References. The headings used in this Agreement are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Agreement or any provision hereof. References to this Agreement shall include all amendments or renewals thereof. All cross-references in this Agreement, unless specifically directed to another agreement or document, shall be construed only to refer to provisions within this Agreement. Any Exhibit referenced in this Agreement shall be construed to be incorporated in this Agreement by such reference. As used in this Agreement, each gender shall be deemed to include the other gender, including neutral genders appropriate for entities, if applicable, and the singular shall be deemed to include the plural, and vice versa, as the context requires. Any reference to statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

               L. Applicable Law. This Agreement and the rights and remedies of each party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall (with the exception of the applicable securities laws) be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles) of the State of New York, as if this Agreement were made, and as if its obligations are to be performed, wholly within the State of New York.

               M. Recovery of Fees and Costs. If any party institutes or should the parties otherwise become involved in any legal proceeding based upon or arising out of this Agreement or for damages by reason of any alleged breach of this Agreement, or for a declaration of rights in connection herewith, or for any other relief, in connection herewith, the "Prevailing party" (as such term is defined below) in any such proceeding shall be entitled to receive from the non-prevailing party, all fees, disbursements, costs and expenses of enforcing any right of the prevailing party (collectively, "fees and costs"), including without limitation, (1) reasonable attorneys' fees and costs , (2) witness fees and costs (including experts engaged by the parties, but excluding shareholders, officers, employees or partners of the parties), (3) accountants' fees, (4) fees of other professionals, and
          (5) any and all other similar fees incurred in the prosecution or defense of the action or proceeding. Costs and expenses shall be recoverable with respect to services rendered in connections with (A) all preparation and discovery phases, (B) the trial or hearing, and
          (C) post-hearing proceedings including, without limitation, proceedings to convert the arbitration award into a judgment, garnishment, levy, debtor and third party examinations, and other post-judgment proceedings. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorney the aforesaid fees and costs, and an award of prejudgment interest from the date of the breach at the maximum rate of interest allowed by law. The term "prevailing party" is defined as the party who is determined to prevail by the court or arbitration panel hearing the dispute (the court shall retain the discretion to determine that no party is the prevailing party in which case no party shall be entitled to recover its costs and expenses under this subsection).

               N. Arbitration.

                    i. Jurisdiction. The parties agree that all controversies, claims and disputes arising out of or in connection with to the transactions contemplated by this Agreement (collectively, the "Controversies"), shall, to the maximum extent allowed by law, be resolved by binding arbitration (an "Arbitration Proceeding")
               before the American  Arbitration  Association  (the  "Arbitration
               Authority")   according  to  the  rules  and   practices  of  the
               Arbitration Authority from time-to-time in force. Without limiting the generality of the foregoing, the term "Controversies" shall include all questions relating to the breach of any obligation, warranty, promise, right or condition hereunder, and any question as to whether the right to arbitrate a certain dispute exists.

                    ii. Initiation. A party shall institute an Arbitration Proceeding by sending written notice of an intent to arbitrate (the "Arbitration Notice") to the other parties and to the Arbitration Authority pursuant to the rules and regulations of the Arbitration Authority. The Arbitration Notice shall set forth a description of the dispute, the amount in controversy, and the remedy sought. An Arbitration Proceeding may proceed in the absence of any party if the Arbitration Notice has been properly given to such party.

                    iii. Reasoned Decision. The parties hereby request the Arbitrator to prepare a written decision which sets forth the basis of the Arbitrator's decision.

                    iv. Awards. The parties agree to abide by any award, judgment, decree or order rendered in any Arbitration Proceeding by the Arbitrator. The award, judgment, decree or order of the Arbitrator, and the findings of the Arbitrator, shall be final, conclusive and binding upon the parties hereto. Any judgment, decree or order of relief granted by the Arbitrator may be entered or obtained in any court of competent jurisdiction, state or federal.

WHEREFORE, THE PARTIES HERETO HAVE EXECUTED THIS Agreement in the City of Troy, State of New York as of the date first set forth above.

      IFS INTERNATIONAL HOLDINGS, INC.

      A Delaware Corporation

      By ___________________________________
            David L. Hodge
            President & CEO


      Go2Pay.Com, INC.

      By ___________________________________
            Frank  Pascuito
            President & CEO
      EXECUTIVE:

      --------------------------------------
      Frank  Pascuito